Exhibit 107

Calculation of Filing Fee Table

Registration Statement on Form S-3

(Form Type)

Allbirds, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A Common Stock, $0.0001 par value per share	Rule 457(o)
Fees to be Paid	Equity	Preferred Stock, $0.0001 par value of per share	Rule 457(o)
Fees to be Paid	Debt	Debt Securities	Rule 457(o)
Fees to be Paid	Other	Warrants	Rule 457(o)
Fees to be Paid	Other	Units	Rule 457(o)
Fees to be Paid	Unallocated (Universal Shelf)		Rule 457(o)			$100,000,000	0.0001531	$15,310
	Total Offering Amounts					$100,000,000		$15,310
	Total Fees Previously Paid							0
	Total Fee Offsets							0
	Net Fee Due							$15,310

(1)

An indeterminate aggregate initial offering price or number or amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number or amount of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement, as shall have an aggregate initial offering price up to $100,000,000. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. In addition, the total amount to be registered and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act